EXHIBIT 10.1

THE ISSUANCE AND SALE OF THE SECURITIES AND THE SECURITIES INTO WHICH THIS INSTRUMENT IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) IF REASONABLY REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

SUBORDINATED SECURED CONVERTIBLE PROMISSORY NOTE
[First Convertible Note]
$30,000	August 28, 2006

FOR VALUE RECEIVED, the undersigned, DSL.net, Inc., a Delaware corporation (“Borrower”), hereby promises to pay to MDS Acquisition, Inc., a Delaware corporation (“Lender”), or order, the principal sum of Thirty Thousand Dollars ($30,000), together with accrued interest as provided herein. This Note is being issued pursuant to the Purchase Agreement, dated as of the date hereof, between Borrower, Lender and Lender’s parent company, MegaPath Inc. (the “Purchase Agreement”).

A.  Interest. Interest shall accrue with respect to the principal sum hereunder at eight percent (8%) per annum. However, if an Event of Default, as defined herein, occurs and is continuing, then interest shall accrue at ten percent (10%) per annum. Interest payable hereunder shall be calculated on the basis of a three hundred sixty (360) day year for actual days elapsed.

B.  Payment.

1.  Scheduled Payment. The principal indebtedness, together with all accrued interest, shall be payable in full on December 31, 2007 (the “Maturity Date”).

2.  Prepayment. Borrower shall not have the right to prepay, in whole or in part, the principal of this Note without the prior written consent of Lender, given in its sole discretion.

3.  Form of Payment. Principal and interest and all other amounts due hereunder are to be paid in lawful money of the United States of America in federal or other immediately available funds.

C.  Security Interest and Subordination.

1.  Security Interest. Borrower’s obligations hereunder are secured by Borrower’s grant of a security interest to Lender in all of Borrower’s personal property (the “Collateral”) pursuant to the Security Agreement, dated as of the date hereof, between Borrower and Lender (the “Security Agreement”).

2.  Subordination. Lender’s Lien against the Collateral is subordinated to prior existing Liens granted to other lenders to Borrower, to the extent provided in the Subordination Agreement, dated as of the date hereof, by and among Borrower, Lender and Laurus Master Fund, Ltd. (the “Subordination Agreement”).

D.  Events of Default. During the continuance of an Event of Default, as defined in the Security Agreement, Lender shall have the right to exercise its rights and remedies with respect to Borrower and the Collateral as provided in the Security Agreement.

E.  Conversion Right.

1.  Conversion Right.Lender shall have the right (the “Conversion Right”), in its sole discretion, at any time to elect to convert the outstanding principal hereunder into such number of fully paid and nonassessable shares of Common Stock (such shares the “Conversion Shares”) as determined by dividing the outstanding principal hereunder by the Conversion Price (as defined below); provided, however, that Lender may convert the outstanding principal hereunder into Common Stock only to the extent that the Conversion Shares, when aggregated with the Common Stock owned by Lender immediately prior to the conversion, would equal 9.9% of the Common Stock Outstanding, accounting for all antidilution adjustments to then outstanding Convertible Securities and Options that would result from such issuance of the Conversion Shares. The “Conversion Price” shall be the amount determined by dividing the outstanding principal hereunder by the number of shares of Common Stock that Lender needs to acquire in order to own 9.9% of the Common Stock Outstanding, accounting for all antidilution adjustments to then outstanding Convertible Securities and Options that would result from such issuance of the Conversion Shares.

2.  Exercise of Conversion Right. To convert the outstanding principal hereunder into shares of Common Stock, Lender shall deliver to Borrower a written notice of election to exercise the Conversion Right (the “Conversion Notice”). Borrower shall, as soon as practicable thereafter, issue and deliver to Lender a certificate or certificates, registered in Lender’s name, for the number of Conversion Shares to which Lender shall be entitled by virtue of such exercise. The conversion of the outstanding principal shall be deemed to have been made on the date that Borrower receives the Conversion Notice (the “Conversion Date”) and Lender shall be treated for all purposes as the record holder of the Conversion Shares as of such date.

3.  Acquisition. Borrower shall give Lender written notice of an Acquisition no later than the date that notice of such event is given to Borrower’s stockholders. Lender may deliver a Conversion Notice that provides that the exercise of the Conversion Right is contingent upon, and shall occur concurrent with, the closing of the Acquisition.

4.  Fractional Shares. Borrower shall not issue fractional shares of Common Stock or scrip representing fractional shares of Common Stock upon exercise of the Conversion Right. As to any fractional share of Common Stock which Lender would otherwise be entitled to purchase from Borrower upon such exercise, Borrower shall purchase from Lender such fractional share at a price equal to an amount calculated by multiplying such fractional share (calculated to the nearest 1/100th of a share) by the fair market value of a share of Common Stock on the Conversion Date, as determined in good faith by Borrower’s Board of Directors. Payment of such amount shall be made in cash or by check payable to the order of Lender at the time of delivery of any certificate or certificates arising upon such exercise.

5.  Dilutive Events. If any event occurs as to which the other provisions of this Section E are not strictly applicable but the failure to make any adjustment would not fairly protect the Conversion Right in accordance with the essential intent and principles hereof, then, in each such case, Borrower shall appoint a firm of independent public accountants of recognized national standing (which may be Borrower’s regular auditors) which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section E, necessary to preserve, without dilution, the Conversion Right. Upon receipt of such opinion, Borrower shall promptly mail a copy thereof to Lender and shall make the adjustments described therein.

F.  Other Provisions.

1.  Definitions. As used herein, the following terms shall have the following meanings:

“Acquisition” means (i) the Borrower’s merger, consolidation, or reorganization with one or more entities, corporate or otherwise, as a result of which the Borrower’s stockholders immediately prior to such merger, consolidation or reorganization do not hold at least a majority of the stock of the surviving entity that is entitled to vote for the election of directors, or (ii) the Borrower sells all or substantially all of its assets.

“Common Stock Outstanding” means as of any date (i) all shares of Common Stock that are outstanding as of such date, plus (ii) all shares of Common Stock issuable upon conversion of Convertible Securities outstanding as of such date, whether or not convertible as of such date.

“Convertible Securities” means shares of stock or other securities (other than Options and evidences of indebtedness) which are convertible into or exchangeable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event or both.

“Option” means any right, warrant or option to subscribe or purchase shares of Common Stock or Convertible Securities.

Capitalized terms used herein without definition shall have the meanings assigned to them in the Security Agreement.

2.  Governing Law; Venue. This Note shall be governed by the laws of the State of Delaware, without giving effect to conflicts of law principles. All actions or proceedings arising in connection with this Note shall be conducted in accordance with Section 8(a) of the Purchase Agreement.

3.  Notices. Any notice or communication required or desired to be served, given or delivered hereunder shall be in the form and manner specified below, and shall be addressed to the party to be notified as provided in Section 8(f) of the Purchase Agreement.

4.  Lender’s Rights; Borrower Waivers. Lender’s acceptance of partial or delinquent payment from Borrower hereunder, or Lender’s failure to exercise any right hereunder, shall not constitute a waiver of any obligation of Borrower hereunder, or any right of Lender hereunder, and shall not affect in any way the right to require full performance at any time thereafter. Borrower waives presentment, diligence, demand of payment, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. In any action on this Note, Lender need not produce or file the original of this Note, but need only file a photocopy of this Note certified by Lender be a true and correct copy of this Note in all material respects.

5.  Enforcement Costs. Borrower shall pay all costs and expenses, including reasonable attorneys’ fees and expenses Lender expends or incurs in connection with the enforcement of this Note, the collection of any sums due hereunder, any actions for declaratory relief in any way related to this Note, or the protection or preservation of any rights of the holder hereunder.

6.  Severability. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision is prohibited by or invalid under applicable law, it shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of the provision or the remaining provisions of this Note.

7.  Amendment Provisions. This Note may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Borrower and Lender.

8.  Binding Effect. This Note shall be binding upon, and shall inure to the benefit of, Borrower and Lender and their respective successors and assigns; provided, however, that (i) Borrower’s rights and obligations shall not be assigned or delegated without Lender’s prior written consent, given in its sole discretion, and any purported assignment or delegation without such consent shall be void ab initio, and (ii) Lender may not assign, transfer or otherwise convey this Note to any Person that is not an Affiliate of Lender.

9.  Time of Essence. Time is of the essence of each and every provision of this Note.

10.  Headings. Section headings used in this Note have been set forth herein for convenience of reference only. Unless the contrary is compelled by the context, everything contained in each section hereof applies equally to this entire Note.

DSL.net, Inc. By: /s/ David F. Struwas Name: David F. Struwas________________ Title: President & Chief Executive Officer